UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

 (Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2017

NeuroOne Medical Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54716 (Commission File Number)	27-0863354 (IRS Employer Identification No.)

10006 Liatris Lane, Eden Prairie, MN 55347
(Address of principal executive offices, including zip code)

952-237-7412
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

NeuroOne Medical Technologies Corporation (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (this “Amendment”) to amend its Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 20, 2017 (the “Original Form 8-K”), which disclosed the completion of the transactions contemplated by the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), whereby the Company became the parent company of NeuroOne, Inc. (the “Acquisition”), in order to (i) provide financial information of NeuroOne, Inc. for its fiscal quarter ended June 30, 2017, pro forma financial information of the Company as of June 30, 2017 and related updated disclosures, in each case, in accordance with the guidance set forth under Topic 12 of the Division of Corporation Finance Financial Reporting Manual so that there is no lapse in periodic reporting for the quarter ended June 30, 2017 and (ii) to correct an administrative error concerning the number of shares of common stock held directly by one of the holders of over 5% of the Company’s common stock as of the closing of the Acquisition (the “Closing”).

Except for disclosure set forth herein, all other disclosures in the Original Form 8-K remain the same and are incorporated by reference in this Amendment. This Amendment should be read in conjunction with the Original Form 8-K.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Amendment contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections entitled “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” but are also contained elsewhere in this Amendment. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this Amendment, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:

•	our plans to develop and commercialize our cortical strip, grid and depth electrode technology;
•	our plans for and our expectations regarding the pre-clinical testing and clinical trials of our cortical strip, grid and depth electrode technology that will be required by the FDA or foreign regulatory bodies;

•	the timing and availability of data from pre-clinical tests or clinical trials;

•	the timing of our planned regulatory filings;

•	the timing of and our ability to obtain and maintain regulatory approval of our cortical strip, grid and depth electrode technology;

•	our expectations regarding international opportunities for commercializing our cortical strip, grid and depth electrode technology under development;

•	the clinical utility of our cortical strip, grid and depth electrode technology under development;

•	our ability to develop our cortical strip, grid and depth electrode technology with the benefits we hope to offer as compared to existing technology, or at all;

•	our ability to develop future generations of our cortical strip, grid and depth electrode technology;

•	our future development priorities;

•	our ability to obtain reimbursement coverage for our cortical strip, grid and depth electrode technology;

•	our expectations about the willingness of healthcare providers to recommend our cortical strip, grid and depth electrode technology to people with epilepsy, Parkinson’s disease, essential tremors, and other brain related disorders;

•	our future commercialization, marketing and manufacturing capabilities and strategy;

•	our ability to comply with applicable regulatory requirements;

•	our ability to maintain our intellectual property position;

•	our estimates regarding the size of, and future growth in, the market for our technology under development; and

•	our estimates regarding our future expenses and needs for additional financing.

Forward-looking statements are based on management's current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management's beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. You should refer to the “Risk Factors” section of the Original Form 8-K for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this Amendment will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

These forward-looking statements speak only as of the date of this Amendment. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks and other information we describe in the reports we will file from time to time with the SEC after the date of this Amendment.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Securities Exchange Act of 1934, as amended. The Original Form 8-K provided the information that would be included on Form 10, and is hereby supplemented with the disclosures set forth herein.

FORM 10 INFORMATION

ITEM 2. FINANCIAL INFORMATION

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of financial condition and results of operations of NeuroOne, Inc. together with our financial statements and the related notes included elsewhere in this Amendment. Some of the information contained in this discussion and analysis or set forth elsewhere in this Amendment or the Original Form 8-K, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of the Original Form 8-K for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

On July 20, 2017, we entered into the Merger Agreement with NeuroOne, Inc. and OSOK Acquisition Company to acquire NeuroOne, Inc. The transactions contemplated by the Merger Agreement were consummated on July 20, 2017 and, pursuant to the terms of the Merger Agreement, (i) all outstanding shares of common stock of NeuroOne, Inc., par value $0.0001 per share, or the NeuroOne Shares, were exchanged for shares of our common stock, par value $0.001 per share, or the Company Shares, based on the Exchange Ratio of 17.0103706 Company Shares for every one NeuroOne Share, (ii) all NeuroOne Options were replaced with Company Options based on the Exchange Ratio, with corresponding adjustments to their respective exercise prices, (iii) all NeuroOne Warrants were replaced with Company Warrants and (iv) we assumed the outstanding convertible promissory notes of NeuroOne, Inc. Accordingly, we acquired 100% of NeuroOne, Inc. in exchange for the issuance of shares of our common stock and NeuroOne, Inc. became our wholly-owned subsidiary. Our sole business following the Acquisition is the business of NeuroOne, Inc. Our management's discussion and analysis below is based on the financial results of NeuroOne, Inc. Except as otherwise indicated herein, all share and per share information in this “Management's Discussion and Analysis of Financial Condition and Results of Operations” section gives retroactive effect to the exchange of NeuroOne Shares, NeuroOne Options and NeuroOne Warrants for Company Shares, Company Options and Company Warrants, respectively, in the Acquisition, as well as the corresponding exercise price adjustments for such Company Options. The following discussion and analysis provides information which we believe to be relevant to an assessment and understanding of the results of operations and financial condition of NeuroOne, Inc.

We are an early-stage medical technology company developing comprehensive neuromodulation cEEG and sEEG monitoring, ablation, and brain stimulation solutions to diagnose and treat patients with epilepsy, Parkinson’s disease, essential tremors, and other brain related disorders. Our cortical strip technology under development has only been used by Mayo in five patients for research purposes and has not been tested in any clinical trials.

NeuroOne, Inc.’s predecessor, NeuroOne LLC (the “LLC”), was formed on December 13, 2013 and operated as a limited liability company until it was merged with and into NeuroOne, Inc. on October 27, 2016 with NeuroOne, Inc. as the surviving entity (the “Merger”). As a result of the Merger, all of the properties, rights, privileges, powers and franchises of the LLC vested in NeuroOne, Inc., and all debts, liabilities and duties of the LLC became the debts, liabilities and duties of NeuroOne, Inc., except for our Exclusive Start-Up Company License Agreement with Wisconsin Alumni Research Foundation (“WARF”), which was not legally transferred until May 2017. The purpose of the Merger was to change the jurisdiction of incorporation from Minnesota to Delaware, change of ownership of the LLC’s underlying assets and to convert from a limited liability company to a corporation. All financial results prior to October 27, 2016 are from the operations of the LLC. The sole member of the LLC received, upon the effectiveness of the Merger, in consideration for the cancellation of his membership interests in the LLC, 5,000 shares of NeuroOne, Inc. The holders of shares of common stock of NeuroOne, Inc. received, upon the effectiveness of the Merger, one share of common stock of NeuroOne, Inc. for every three shares of common stock of NeuroOne, Inc. held pre-merger. Except as otherwise indicated herein, all share and per share information in this Amendment gives retroactive effect to the stock combination completed in connection with the Merger.

NeuroOne, Inc. and the LLC were not entities under common control. As the LLC did not have an integrated set of activities that contained the required complement of inputs, processes and outputs to be considered a business, the 2016 Merger was accounted for as an asset acquisition as prescribed under Accounting Standards Codification (ASC) 805 – Business Combinations. As such, the activities of NeuroOne, Inc. and the LLC were not combined and are shown separately in the accompanying financial statements included in this Amendment.

We had very limited resources prior to our convertible note and warrant financing commencing in November 2016. To date, our primary activities have been limited to, and our limited resources have been dedicated to, performing business and financial planning, raising capital, recruiting personnel, negotiating with business partners and the licensors of our intellectual property and conducting development activities. Our cortical strip, grid electrode and depth electrode technology is still under development, we do not yet have regulatory approval in any jurisdiction to sell any products and, to date, we have not generated any revenue.

We have incurred losses since inception and had an accumulated deficit of $2,290,269 as June 30, 2017, primarily as a result of expenses incurred in connection with our research and development programs and from general and administrative expenses associated with our operations. The LLC, prior to the Merger, also incurred losses since its inception and had cumulative losses of $49,930 as of the date of the Merger. We expect to continue to incur significant expenses and increasing operating expenses and net losses for the foreseeable future.

We do not expect to generate revenue from product sales unless and until we obtain marketing authorization to sell our cortical strip, grid electrode and depth electrode technology from applicable regulatory authorities. See “Business—Clinical Experience, Future Development and Clinical Trial Plans” in the Original Form 8-K for an explanation of our plans for pre-clinical testing, clinical trials and regulatory submissions in the U.S.

Our primary source of cash has been proceeds from the issuance of convertible promissory notes (the “Notes”) and common stock purchase warrants (the “Warrants”). From November 2016 to June 2017, we issued Notes (in aggregate principal amount of $1,625,120) and Warrants for aggregate net proceeds of $1,511,510 to fund our operations.

We need to obtain substantial additional funding in connection with our continuing operations through public or private equity or debt financings or other sources, which may include collaborations with third parties. However, we may be unable to raise additional funds when needed on favorable terms or at all. Our failure to raise such capital as and when needed would have a negative impact on our financial condition and our ability to develop and commercialize our cortical strip, grid electrode and depth electrode technology and future products and our ability to pursue our business strategy. See “–Liquidity and Capital Requirements” below.

Finally, our management’s evaluation of the effectiveness of our internal controls over financial reporting as of December 31, 2016, March 31, 2017 and June 30, 2017 concluded that our controls were not effective due to material weaknesses resulting from the following:

•	management did not maintain effective internal controls relating to the accounting closing and financial reporting process pertaining to certain stock transactions and complicated convertible debt instruments;

•	the Company has insufficient internal personnel resources and technical accounting and reporting expertise within the Company’s financial closing and reporting functions; and

•	due to our small size, the Company did not maintain effective internal controls to assure proper segregation of duties as the same employee was responsible for initiating and recording of transactions, thereby creating a segregation of duties weakness.

Management believes there is a reasonable possibility that these control deficiencies, if uncorrected, could result in material misstatements in the annual or interim financial statements that would not be prevented or detected in a timely manner. Accordingly, we have determined that these control deficiencies constitute material weaknesses. There can be no assurance that similar incidents can be prevented in the future if the internal controls are not followed by senior management and our Board of Directors.

Financial Overview

Revenue

To date, we have not generated any revenue. We do not expect to generate revenue unless or until we develop, obtain regulatory approval for and commercialize our cortical strip, grid electrode and depth electrode technology. If we fail to complete the development of our cortical strip, grid electrode and depth electrode technology, or any other product candidate we may pursue in the future, in a timely manner, or fail to obtain regulatory approval, we may never be able to generate any revenue.

General and Administrative

General and administrative expenses consist primarily of personnel-related costs for personnel in functions not directly associated with research and development activities. Other significant costs include legal fees relating to corporate matters, intellectual property costs, professional fees for consultants assisting with regulatory, clinical, product development and financial matters, and product costs. We anticipate that our general and administrative expenses will significantly increase in the future to support our continued research and development activities, potential commercialization of our cortical strip, grid electrode and depth electrode technology, if approved, and the increased costs of operating as a public company. These increases will include increased costs related to the hiring of additional personnel and fees for legal and professional services, as well as other public-company related costs.

Research and Development

Research and development expenses consist of expenses incurred in performing research and development activities in developing our cortical strip, grid electrode and depth electrode technology. Research and development expenses include compensation and benefits for research and development employees, overhead expenses, cost of laboratory supplies, clinical trial and related clinical manufacturing expenses, costs related to regulatory operations, fees paid to consultants, and other outside expenses. Research and development costs are expensed as incurred and costs incurred by third parties are expensed as the contracted work is performed.

We expect our research and development expenses to significantly increase over the next several years as we develop our cortical strip, grid electrode and depth electrode technology and conduct preclinical testing and clinical trials and will depend on the duration, costs and timing to complete our preclinical programs and clinical trials.

Interest Expense

Interest expense primarily consists of amortized Note issuance costs, debt discounts and interest costs related to the Notes we issued between November 2016 and June 2017. The Notes bear interest at a fixed rate of 8% per annum, compounding annually.

Interest expense also includes the change in the fair value of warrant liability and the premium conversion derivative during the particular period. The change in fair value of the warrant liability results from the marking to market at the end of every reporting period of the fair value of the warrant liability related to the Warrants. The fair value of this warrant liability will fluctuate based on the change in the price of our common stock in the public markets until these Warrants are exercised or expire.

Results of Operations

For comparison purposes, the results of operations for the LLC for the three-month and six-month periods ended June 30, 2016 are compared to the operating results for NeuroOne, Inc. for the three-month and six-month periods ended June 30, 2017.

Comparison of the Three Months Ended June 30, 2016 and 2017

The following table sets forth the results of operations of NeuroOne, LLC and NeuroOne, Inc. for the three-months ended June 30, 2016 and 2017, respectively.

	Three Months Ended June 30,
	NeuroOne LLC 2016	NeuroOne, Inc. 2017	Period-to- Period Change

Expenses:
General and administrative	$2,067	$731,973	$(729,906)
Research and development	-	156,716	(156,716)
Operating Loss	(2,067)	(888,689)	(886,622)
Other expense:
Interest expense	(3,565)	(405,634)	(402,069)
Net loss	$(5,632)	$(1,294,323)	$(1,288,691)

General and administrative expenses

General and administrative expenses were $731,973 for the three months ended June 30, 2017, compared to $2,067 for the three months ended June 30, 2016. The increase was primarily due to an increase in salary-related expenses of $296,048 for additional staffing to support the increased level of commercialization and development activities and legal and accounting expenses of $396,000 primarily related to the Acquisition.

Research and development expenses

Research and development expenses were $156,716 for the three months ended June 30, 2017, compared to $0 for the three months ended June 30, 2016. The increase was primarily due to an increase in salary-related expenses and development materials and supplies to support the increased level of development activities.

 Interest expense

Interest expense, for the three months ended June 30, 2017 was $405,634, consisting of interest expense of $23,770, fair market value adjustments of the Warrant and derivative liability of $55,585, and amortization of debt issuance costs of $326,280 all related to the Notes. There were no outstanding Notes in the prior year.

Comparison of the Six Months Ended June 30, 2016 and 2017

The following table sets forth the results of operations of NeuroOne, LLC and NeuroOne, Inc. for the six months ended June 30, 2016 and 2017, respectively.

	Six Months Ended June 30,
	NeuroOne LLC 2016	NeuroOne, Inc. 2017	Period-to- Period Change

Expenses:
General and administrative	$4,068	$1,175,990	$(1,171,922)
Research and development	-	228,757	(228,757)
Operating Loss	(4,068)	(1,404,747)	(1,400,679)
Other expense:
Interest expense	(7,063)	(619,152)	(612,089)
Net loss	$(11,131)	$(2,023,899)	$(2,012,768)

General and administrative expenses

General and administrative expenses were $1,175,990 for the six months ended June 30, 2017, compared to $4,068 for the six months ended June 30, 2016. The increase was primarily due to an increase in salary-related expenses of $596,048 for additional staffing to support the increased level of commercialization and development activities, legal and accounting expenses of $461,600 and investment banker fees of $50,000.

Research and development expenses

Research and development expenses were $228,757 for the six months ended June 30, 2017, compared to $0 for the six months ended June 30, 2016. The increase was primarily due to an increase in salary-related expenses and development materials and supplies to support the increased level of development activities.

 Interest expense

Interest expense for the six months ended June 30, 2017 was $619,152, consisting of interest expense of $43,856, fair market value adjustments of the Warrant and derivative liability of $55,553, and amortization of debt issuance costs of $520,624 all related to the Notes. There were no outstanding Notes in the prior year.

Liquidity and Capital Resources

Capital Resources

As of December 31, 2016 and June 30, 2017, our principal source of liquidity consisted of cash deposits of $522,217 and $421,562, respectively. We have not generated any revenue, and we anticipate that we will continue to incur losses for the foreseeable future. We anticipate that our expenses will increase substantially as we develop our cortical strip, grid electrode and depth electrode technology and pursue pre-clinical testing and clinical trials, seek regulatory approvals, contract to manufacture any products, establish our own sales, marketing and distribution infrastructure to commercialize our cortical strip, grid electrode and depth electrode technology under development, if approved, hire additional staff, add operational, financial and management systems and operate as a public company.

Our primary source of cash has been proceeds from the issuance of the Notes and Warrants. From November 2016 to June 2017, we issued Notes (in aggregate principal amount of $1,625,120) and Warrants for aggregate net proceeds of $1,511,510.

The Notes bear interest at a fixed rate of 8% per annum and require us to repay the principal and accrued and unpaid interest thereon at the earlier of November 21, 2017 or the consummation of the next equity or equity-linked round of financing resulting in more than $3 million in gross proceeds. If such a financing occurs before November 21, 2017, the outstanding principal and accrued and unpaid interest on the Notes shall automatically convert into the securities issued by us in such financing based on the greater number of such securities resulting from either (i) the outstanding principal and accrued interest on the Notes divided by $1.80 or (ii) the outstanding principal and accrued interest on the Notes multiplied by 1.25, divided by the price paid per security in such financing. If a change of control transaction or initial public offering occurs prior to such a financing, the Note would, at the election of the holders of a majority of the outstanding principal of the Notes, either become payable on demand as of the closing date of such transaction or become convertible into shares of common stock immediately prior to such transaction at a price per share equal to the lesser of (i) the per share value as determined by our board of directors as if in connection with the granting of stock based compensation or in a private sale to a third party in an arms’ length transaction or (ii) at the per share consideration to be paid in such transaction. Change of control means a merger or consolidation with another entity in which our stockholders do not own more than 50% of the outstanding voting power of the surviving entity or the disposition of all or substantially all of our assets. The Notes are unsecured. As of August 10, 2017, the outstanding principal and accrued and unpaid interest on the Notes totaled $1,687,314. If we fail to complete a qualified equity financing by November 21, 2017, the Notes will be immediately due and payable on such date.

Each Warrant grants the holder the option to purchase the number of shares issuable upon the conversion of the Note held by such holder.

The terms of the Warrants were amended in June 2017 to be exercisable only in the event of conversion of the outstanding principal and accrued interest on the related Notes. Prior to such amendment, the Warrants were immediately exercisable into common stock and the number of shares were not fixed and determinable at the issuance date. No Warrants were exercised prior to the amendment. The Warrants have been accounted for as a liability at fair value. Following such amendment, the amount of warrant shares to be issued are now fixed to the number of shares of common stock to be received by the Holder upon conversion of such holder’s Note, and to an exercise price equal to the price at which the Notes convert into common shares. However, the warrants still have price protections that result in the accounting for these Warrants as a liability at fair value.

In connection with the private placement of Notes and Warrants, we paid the placement agent a cash fee of $113,610 (8% of the gross proceeds received to date from certain Note and Warrant investors) and are obligated to issue to the placement agent a Warrant to purchase shares of common stock (or common stock equivalents) in an amount equal to 8% of the common stock purchased by certain investors in the private placement, which Warrant is expected to have an exercise price of $2.00 per share of Company common stock.

The Warrants (other than the placement agent Warrant), after the amendment in June 2017, are exercisable following the conversion of the Notes and expire on November 21, 2021. The exercise price and number of the shares of our common stock issuable upon exercising the Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization, business combination or similar transaction, as described therein. In addition, the exercise price of the Warrants (but not those issued to the placement agent) is subject to reduction of the exercise price if we subsequently issue common stock or equivalents at an effective price less than the current exercise price of such Warrants. The placement agent Warrants will be immediately exercisable and expire five years from the date of issuance. The placement agent Warrant is issuable upon the closing of the Note and Warrant financing.

We also received a short-term unsecured loan for $50,000 in November 2016 from the placement agent of the Notes and Warrants. We incurred no fees or interest costs related to such temporary loan and repaid it in full in February 2017.

The placement agent is entitled to receive warrants to purchase common stock in an amount equal to 10% of the common stock (or common stock equivalents) purchased by certain investors in subsequent equity financing rounds. Such warrants will have an exercise price determined in relation to the pricing of the subsequent financing, will be immediately exercisable once issued and have a term of 5 years.

Funding Requirements and Outlook

We have no current source of revenue to sustain our present activities, and we do not expect to generate revenue until, and unless, the FDA or other regulatory authorities approve our cortical strip, grid electrode and depth electrode technology under development and we successfully commercialize our cortical strip, grid electrode and depth electrode technology. Until such time, if ever, as we can generate substantial product revenue, we expect to finance our cash needs through a combination of equity and debt financings as well as collaborations, strategic alliances and licensing arrangements. We do not have any committed external source of funds. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through collaborations, strategic alliances or licensing arrangements with third-party partners, we may have to relinquish valuable rights to our technologies, future revenue streams or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or through collaborations, strategic alliances or licensing arrangements when needed, we may be required to delay, limit, reduce or terminate our product development, future commercialization efforts, or grant rights to develop and market our cortical strip, grid electrode and depth electrode technology that we would otherwise prefer to develop and market ourselves.

Our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of and for the years ended December 31, 2015 and 2016, noting the existence of substantial doubt about our ability to continue as a going concern. This uncertainty arose from management's review of our results of operations and financial condition and its conclusion that, based on our operating plans, we did not have sufficient existing working capital to sustain operations through December 31, 2017.

As of August 10, 2017, the outstanding principal and accrued and unpaid interest on the Notes totaled $1,687,314. If we fail to complete an equity financing by November 21, 2017, the Notes will be immediately due and payable on such date and we will not have sufficient cash to pay the principal and accrued and unpaid interest thereon.

We have agreements with WARF and Mayo that require us to make certain milestone and royalty payments.

We have entered into an Exclusive Start-Up Company License Agreement with WARF (the “WARF License”) pursuant to which WARF has granted us an exclusive license, or the WARF License, to make, use and sell, in the United States only, products that employ certain licensed patents for a neural probe array or thin-film micro electrode array and method. In exchange for the license, we have agreed to pay WARF a one-time fee of $120,000 (representing a license fee and reimbursement for costs incurred by WARF in maintaining the licensed patents) upon the earliest to occur of certain events related to the Company raising a minimum amount of financing, a change of control or our revenue reaching a threshold amount. We have also agreed to pay WARF a royalty equal to a single-digit percentage of our product sales pursuant to the WARF License, with a minimum annual royalty payment of $50,000 for 2019, $100,000 for 2020 and $150,000 for 2021 and each calendar year thereafter that the WARF License is in effect. If we or any of our sublicenses contest the validity of any licensed patent, the royalty rate will be doubled during the pendency of such contest and, if the contested patent is found to be valid and would be infringed by us if not for the WARF License, the royalty rate will be tripled for the remaining term of the WARF License.

We have agreed to diligently develop, manufacture, market and sell products under the WARF License in the United States during the term of the agreement and, specifically, that we will submit a business plan to WARF by February 1, 2018 and file an application for 510(k) marketing clearance with the FDA by February 1, 2019. WARF may terminate this license in the event that we fail to meet these milestones on 30 days’ written notice, if we default on the payments of amounts due to WARF or fail to timely submit development reports, actively pursue our development plan or breach any other covenant in the WARF License and fail to remedy such default in 90 days or in the event of certain bankruptcy events involving us. WARF may also terminate this license (i) on 90 days’ notice if we fail to have commercial sales of one or more FDA-approved products under the WARF License by March 31, 2019 or (ii) if, after royalties earned on sales begin to be paid, such earned royalties cease for more than four calendar quarters. The WARF License otherwise expires by its terms on the date that no valid claims on the patents licensed thereunder remain. We expect the latest expiration of a licensed patent to occur in 2030.

In addition, WARF reserves the right to grant non-profit research institutions and government agencies non-exclusive licenses to practice and use the inventions of the licensed patents for non-commercial research purposes, and we grant WARF a non-exclusive, sub licensable, royalty-free right and license for non-commercial research purposes to use improvements to the licensed patents. In the event that we discontinue use or commercialization of the licensed patents or improvements thereon, we must grant WARF an option to obtain a non-exclusive, sub-licensable royalty-bearing license to use the improvements for commercial purposes.

We have entered into a license and development agreement (the “Mayo Development Agreement”) with the Mayo Foundation for Medical Education and Research (“Mayo”) with to license worldwide (i) certain know how for the development and commercialization of products, methods and processes related to flexible circuit thin film technology for the recording of tissue and (ii) the products developed therefrom, and to partner with Mayo to assist the Company in the investigation, research application, development and improvement of such technology. Mayo has agreed to assist us by providing access to certain individuals at Mayo, or the Mayo Principal Investigators, in developing our cortical thin film flexible circuit technology, including prototype development, animal testing, protocol development for human and animal use, abstract development and presentation and access to and license of any intellectual property that the Mayo Principal Investigators develop relating to the procedure.

Whether or not any such technology, product, method, process, device or delivery system is developed, we agreed, in consideration for Mayo’s efforts under the Mayo Development Agreement, to pay Mayo a cash payment of approximately $92,000 on the earlier of September 30, 2017 or the date we raise a minimum amount of financing, and on May 25, 2017, prior to the closing of the Acquisition, NeuroOne, Inc. issued Mayo 50,556 shares of NeuroOne, Inc. common stock pursuant to a Subscription Agreement. Finally, we have agreed to pay Mayo a royalty equal to a single-digit percentage of our product sales pursuant to the Mayo Development Agreement. Mayo may purchase any developed products licensed under the Mayo Development Agreement at the best price offered by us to the end user in the prior year. The Mayo Development Agreement generally will expire in October 2034, unless the Mayo know-how and improvements under the Mayo Development Agreement remain in use, and the Mayo Development Agreement may be terminated by Mayo for cause or under certain circumstances.

Because of our past breach of each of the WARF License and the Mayo Development Agreement, WARF and Mayo may be less likely to waive future defaults or breaches or further amend the agreements in the future, to the extent we request any waiver or amendment. For more information, see the Original Form 8-K under “Risk Factors—Risks Relating to our Business—We depend on intellectual property licensed from Wisconsin Alumni Research Foundation for our technology under development, and the termination of this license would harm our business” and “—We depend on our partnership with Mayo Foundation for Medical Education and Research to license certain know how for the development and commercialization of our technology. Termination of this partnership would harm our business, and even if this partnership continues, it may not be successful.”

We believe our existing cash and cash equivalents will be sufficient to fund our operating expenses only through August 2017. To continue to fund operations, we will need to secure additional funding in August 2017. In addition, we plan to complete an equity financing in the third quarter of 2017. We may obtain additional financing in the future through the issuance of our common stock, through other equity or debt financings or through collaborations or partnerships with other companies. We may not be able to raise additional capital on terms acceptable to us, or at all, and any failure to raise capital as and when needed could compromise our ability to execute on our business plan.

The development of our cortical strip, grid electrode and depth electrode technology is subject to numerous uncertainties, and we have based these estimates on assumptions that may prove to be substantially different than we currently anticipate and could use our cash resources sooner than we expect. Additionally, the process of developing medical devices is costly, and the timing of progress in pre-clinical tests and clinical trials is uncertain. Our ability to successfully transition to profitability will be dependent upon achieving a level of product sales adequate to support our cost structure. We cannot assure you that we will ever be profitable or generate positive cash flow from operating activities.

Cash Flows

The following is a summary of cash flows for each of the periods set forth below.

	NeuroOne LLC	NeuroOne, Inc.
	For the six months Ended June 30, 2016	For the six months Ended June 30, 2017

Net cash used in operating activities	$-	$(913,166)
Net cash provided by financing activities	-	812,511
Net decrease in cash	$-	$(100,655)

Net cash used in operating activities

Net cash used in operating activities was $913,166 for the six months ended June 30, 2017, which consisted of a net loss of $2,023,899 partially offset primarily by non-cash interest, discount amortization, warrant issuance costs and revaluation of premium debt conversion derivative on the Notes totaling $639,286 in the aggregate, accrued expenses of $414,019, and prepaid expenses of $46,677.

Net cash used in operating activities was $0 for the six months ended June 30, 2016. There was limited activity during the six month period ended June 30, 2016.

Net cash provided by financing activities

Net cash provided by financing activities was $812,511 for the six months ended June 30, 2017, which consisted of $862,511 in net proceeds received upon the issuance of the Notes and Warrants during the six month period partially offset by the $50,000 repayment of a short-term unsecured loan.

We had no cash provided by financing activities in the six months ended June 30, 2016.

Critical Accounting Policies and Significant Judgments and Estimates

Our management's discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. The preparation of these financial statements requires us to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities as of the dates of the balance sheets and the reported amounts of revenue and expenses during the reporting periods. In accordance with GAAP, we base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances at the time such estimates are made. Actual results may differ materially from our estimates and judgments under different assumptions or conditions. We periodically review our estimates in light of changes in circumstances, facts and experience. The effects of material revisions in estimates are reflected in our financial statements prospectively from the date of the change in estimate.

While our significant accounting policies are more fully described in the notes to our financial statements appearing elsewhere in this Amendment, we believe the following are the critical accounting policies used in the preparation of our financial statements that require significant estimates and judgments.

Management's Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

We account for fair value measurements of assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring or nonrecurring basis adhering to the Financial Accounting Standards Board (FASB) fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to us at the measurement date.

•	Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•	Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

As of December 31, 2016 and June 30, 2017, the fair values of cash, other assets, accounts payable, accrued expenses and the unsecured loan approximated their carrying values because of the short-term nature of these assets or liabilities. The estimated fair value of the Notes was based on amortized cost which was deemed to approximate fair value. The fair value of the warrant liability and the premium conversion derivative associated with the Notes were based on cash flow models discounted at current implied market rates evidenced in recent arms-length transactions representing expected returns by market participants for similar instruments which were based on Level 3 inputs. There were no transfers between fair value hierarchy levels during the year ended December 31, 2016 or the six-month period ended June 30, 2017.

Intellectual Property

We entered into two licensing agreements with major research institutions, which allow for access to certain patented technology and know-how. Milestone payments under those agreements are capitalized and amortized to general and administrative expense over the expected useful life of the acquired technology.

Impairment of Long-Lived Assets

We evaluate long-lived assets, which consists entirely of licensed intellectual property for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable. We assess the recoverability of long-lived assets by determining whether or not the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset. Through June 30, 2017, we had not impaired any long-lived assets.

Debt Issuance Costs

Debt issuance costs are recorded as a reduction of the Notes. Amortization of debt issuance costs is calculated using the straight-line method over the term of the Notes, which approximates the effective interest method, and is recorded in interest expense in the statement of operations.

Research and Development Costs

Research and development costs are charged to expense as incurred. Research and development expenses may comprise costs incurred in performing research and development activities, including clinical trial costs, manufacturing costs for both clinical and pre-clinical materials as well as other contracted services, license fees, and other external costs. Nonrefundable advance payments for goods and services that will be used in future research and development activities are expensed when the activity is performed or when the goods have been received, rather than when payment is made, in accordance with ASC 730, Research and Development.

Warrant Liability

We issued warrants to purchase equity securities in connection with the issuance of the Notes. We account for these warrants as a liability at fair value for each reporting period as the number of shares were not fixed and determinable at the issuance date. Additionally, issuance costs associated with the warrants are expensed as incurred and reflected as interest expense in the accompanying statement of operations. We will continue to adjust the warrant liability for changes in fair value until the earlier of the exercise or expiration of the warrants, or until such time, if any, as the number of shares to be exercised becomes fixed, at which point the warrants will be classified in stockholders’ (deficit) equity provided that there are sufficient authorized and unissued shares of common stock to settle the warrants and redeem any other contracts that may require settlement in shares of common stock. Any future change in fair value of the warrant liability will be recognized as a component of interest expense in the statement of operations.

Premium Debt Conversion Derivative

We evaluate all conversion and redemption features contained in a debt instrument to determine if there are any embedded derivative(s) that require separation from the host debt instrument. An embedded derivative that requires separation is bifurcated from its host debt instrument and a corresponding discount to the host debt instrument is recorded. The discount is amortized and recorded to interest expense over the term of the host debt instrument using the straight line method which approximates the effective interest method. The separated embedded derivative is accounted for separately on a fair market value basis. We record the fair value changes of a separated embedded derivative to interest expense at each reporting period. We issued Notes that contained a 125% conversion premium in the event that a qualified financing occurs at a price under $2.25 per common share (see Note 8 – Convertible Promissory Notes and Warrant Agreements). We determined that the redemption feature under the Notes qualified as an embedded derivative and was separated from its debt host.

Income Taxes

For NeuroOne, Inc., income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax base and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion of all of the deferred tax asset will not be realized.

The LLC operated as a single-member LLC from formation on December 12, 2013 until it was merged into NeuroOne, Inc. on October 27, 2016. As such, it was a disregarded legal entity for income tax purposes. Accordingly, no provision for income taxes was included in the financial statements for the period from January 1, 2016 through October 26, 2016.

Net Loss Per Share

The LLC was a single-member LLC for which no units were outstanding. Accordingly, earnings per share is not presented for the LLC.

For NeuroOne, Inc., basic loss per share of common stock is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

Diluted earnings or loss per share of common stock is computed similarly to basic earnings or loss per share except the weighted average shares outstanding are increased to include additional shares from the assumed exercise of any common stock equivalents, if dilutive. Our Notes and Warrants are considered common stock equivalents for this purpose. Diluted earnings is computed utilizing the treasury method for the warrants. Diluted earnings with respect to the Notes utilizing the if-converted method was not applicable during the three and six month periods ended June 30, 2017 as no conditions required for conversion had occurred during this period. No incremental common stock equivalents were included in calculating diluted loss per share because such inclusion would be anti-dilutive given the net loss reported for the three and six month periods ended June 30, 2017.

Fair Value of Common Stock on Grant Dates

Prior to the Acquisition, we were a private company with no active public market for our common stock. Therefore, we have historically periodically determined for financial reporting purposes the estimated per share fair value of our common stock at various dates using contemporaneous valuations performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation, also known as the Practice Aid. We performed these contemporaneous valuations on an as-needed basis. In conducting the contemporaneous valuations, we considered all objective and subjective factors that we believed to be relevant for each valuation conducted, including our best estimate of our business condition, prospects and operating performance at each valuation date.

Common Stock Valuation Methodology

The contemporaneous valuations that we conducted were prepared in accordance with the guidelines in the Practice Aid, which prescribes several valuation approaches for setting the value of an enterprise, such as the asset, market and income approaches, and various methodologies for allocating the value of an enterprise to its common stock. In determining the fair value of the common stock underlying the stock options granted, our board of directors has historically considered, among other things, the most recent estimate of fair value provided by an independent third-party valuation specialist and our assessment of additional objective and subjective factors to determine the common stock fair market value each valuation date. The following factors, among others, were considered:

•	our financial condition and operating results, including our projected results;

•	our stage of development and business strategy;

•	the financial condition and operating results of comparable publicly owned companies;

•	worldwide economic conditions;

•	our recent securities transactions; and

•	the likelihood of a liquidity event such as an initial public offering, a merger or the sale of our company.

There are significant judgments and estimates inherent in the determination of fair value of our common stock, including the contemporaneous valuations. These judgments and estimates include assumptions regarding our future operating performance, and the determination of the appropriate valuation methods. If we had made different assumptions, our stock-based compensation expense, net loss and net loss per common share could have been significantly different.

In each of our contemporaneous valuations, we generally used the asset and market approaches to derive an estimated enterprise value. The asset approach establishes value based on the cost of reproducing or replacing the property, less economic depreciation due to physical deterioration, and functional or economic obsolescence, if present and measurable. The particular market approach utilizes the option pricing method, or OPM, backsolve method to determine our enterprise value. Under this method, an implied equity value of the company is derived from recent transactions involving the company's securities in arms-length transactions. Under the option pricing method, shares are valued by creating a series of hypothetical call options using exercise prices based on the liquidation preferences and conversion terms of each equity class. The values of the multiple classes of equity are inferred by analyzing these options and determining the option value attributable to each respective security. We applied a discount to the valuations due to the lack of marketability of the ordinary shares at the time of issuance. We calculated the discount for lack of marketability and applied it as appropriate to each allocation.

Recent Accounting Pronouncements

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments — Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The guidance affects the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements of financial instruments. The guidance is effective in the first quarter of fiscal 2018 for public entities and for all other entities in the first quarter of fiscal 2019. Early adoption is permitted for the accounting guidance on financial liabilities under the fair value option. We are currently evaluating the impact of the new guidance on our financial statements.

In May 2017, the FASB issued ASU 2017-09, Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting (ASU 2016-09), which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. This pronouncement is effective for annual reporting periods beginning after December 15, 2017. Early adoption is permitted. The Company is currently evaluating the requirements of this new guidance and has not yet determined its impact on the Company’s financial statements.

In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share, Distinguishing Liabilities from Equity and Derivatives and Hedging, which changes the accounting and earnings per share for certain instruments with down round features. The amendments in this ASU should be applied using a cumulative-effect adjustment as of the beginning of the fiscal year or retrospective adjustment to each period presented and is effective for annual periods beginning after December 15, 2018 for public business entities and after December 15, 2019 for all other entities, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the requirements of this new guidance and has not yet determined its impact on the Company’s financial statements.

Off-Balance Sheet Arrangements

During the periods presented, we did not have, and we do not currently have, any off-balance sheet arrangements, as defined under SEC rules.

ITEM 3. PROPERTIES

We currently have no leased or owned properties, including office space. To meet our current needs, we intend to lease office space near Eden Prairie, Minnesota.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of the Closing, taking into account the conversion of all NeuroOne Shares and NeuroOne Options into Company Shares and Company Options, respectively, in the Acquisition for:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

The below table has been amended from the comparable table included in the Original Form 8-K to correct an administrative error concerning the number of shares of common stock held directly by Lifestyle Healthcare LLC as of the Closing, as reported on the Schedule 13D/A filed by Lifestyle Healthcare LLC on July 26, 2017.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days after the Closing. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for persons listed in the table is c/o NeuroOne Medical Technologies Corporation, c/o David Rosa, 10006 Liatris Lane, Eden Prairie, Minnesota 55347.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Ownership(1)
Greater than 5% stockholders
Wade Fredrickson(2) 4825 Suburban Drive Shorewood, Minnesota 55331	2,840,731		36.12%
Chromium 24 LLC(3) 135 East 18th Street New York, New York 10003	790,499		10.05%
Mayo Foundation for Medical Education and Research (4) 200 First Street SW Rochester, Minnesota 55905	859,976		10.93%
Lifestyle Healthcare LLC(5) 404 East 79th Street, Apt 28G New York, New York 10075	511,166		6.50%
Named Executive Officers and Directors
David Rosa	793,822		10.09%
Amer Samad(6)	15,728		*
Paul Buckman(7)	34,020	(8)	*
Suraj Kalia(7)	34,020	(8)	*
Jeffrey S. Mathiesen(7)	34,020	(8)	*
Thomas Bachinski	215,453	(9)	2.74%
Mark Christianson	1,423,206		18.10%
All Directors and Officers as a Group (4 persons) (10)	2,448,209		31.1%

* Less than one percent.

(1)	Based on 7,864,994 shares of common stock outstanding as of the Closing.

(2)	Mr. Fredrickson is our former Vice President of Therapy and Product Development.

(3)	Chromium 24, LLC is a Delaware limited liability company that is controlled by John Kalem. Mr. Kalem has sole voting and investment power over these shares.

(4)	Mayo Clinic, a Minnesota corporation, is the controlling corporation of Mayo Foundation for Medical Education and Research. Mayo Clinic disclaims beneficial ownership of these shares.

(5)	Based on Amendment No. 1 on Schedule 13G/A filed with the SEC on July 26, 2017. Lifestyle Healthcare LLC is a Delaware limited liability company. Dmitri Saprikyn is a partner of Lifestyle Healthcare LLC and has voting and investment control over these shares.

(6)	Mr. Samad has resigned from the board of directors of the Company effective on the 10th day following our filing of the Schedule 14F-1. At the Closing, Mr. Samad tendered for cancellation 3,500,000 shares of our common stock held by him, as part of the conditions to Closing.

(7)	Messrs Buckman, Kalia and Mathiesen, who are directors of NeuroOne, Inc., have been appointed to the board of directors of the Company effective on the 10th day following our filing of the Schedule 14F-1.

(8)	Consists of an option to purchase 34,020 shares of our common stock issued pursuant to the 2016 Plan.

(9)	Consists of shares of restricted stock issued pursuant to the 2016 Plan and a subscription agreement. Pursuant to the subscription agreement, the shares of restricted stock were subject to a repurchase option until the vesting milestones had been achieved. All such vesting milestones were achieved as of the Closing of the Acquisition and, as such, the shares are held outright and no longer remain subject to the repurchase option.

(10)	Includes shares beneficially owned by Messrs. Rosa, Samad, Bachinski and Christianson, our directors and officers at the Closing of the Acquisition. The number of shares beneficially owned by Messrs. Rosa, Buckman, Kalia, Mathiesen, Bachinski and Christianson (6 persons), our directors and officers effective on the 10th day following our filing of the Schedule 14F-1, is 2,534,541 (31.8%).

ITEM 8. LEGAL PROCEEDINGS

From time to time, we are subject to litigation and claims arising in the ordinary course of business. Other than the letter received in May 2017 from the former employer of Mark Christianson and Wade Fredrickson claiming, among other things, certain breaches of non-competition obligations and confidentiality and non-disclosure obligations to such prior employer and federal and state law by virtue of such officers’ work for us, we are not currently a party to any material legal proceedings and we are not aware of any pending or threatened legal proceeding against us that we believe could have a material adverse effect on our business, operating results or financial condition. See “Risk Factors—We may be subject to damages resulting from claims that we, or our employees, have wrongfully used or disclosed alleged trade secrets of our competitors or are in breach of non-competition or non-solicitation agreements with our competitors” in the Original Form 8-K.

ITEM 13. FINANCIAL STATEMENTS

See information contained in Item 9.01 below.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

See information contained in Item 9.01 below.

Item 2.02	Results of Operations and Financial Condition.

Reference is made to the disclosure set forth under Items 2.01 and 9.01 of this Amendment concerning the financial information of NeuroOne, Inc. for the quarter ended June 30, 2017, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

See Financial Statements for NeuroOne, Inc. for the three and six months ended June 30, 2017 and NeuroOne LLC for the three and six months ended June 30, 2016, which are filed as Exhibit 99.1 to this Amendment and are incorporated herein by reference.

(b) Pro Forma Financial Information

See Unaudited Pro Forma Condensed Combined Balance Sheets as of June 30, 2017 and Condensed Combined Statement of Operations for the six months ended June 30, 2017 and for the year ended December 31, 2016, which are filed as Exhibit 99.2 to this Amendment and are incorporated herein by reference.

(d) Exhibits

Exhibit No.	Document

99.1	Financial Statements for NeuroOne, Inc. for the three and six months ended June 30, 2017 and NeuroOne LLC for the three and six months ended June 30, 2016

99.2	Unaudited Pro Forma Condensed Combined Balance Sheets as of June 30, 2017 and Condensed Combined Statement of Operations for the six months ended June 30, 2017 and the year ended December 31, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2017

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

By:	/s/ DAVID ROSA

David Rosa Chief Executive Officer